Exhibit 1

     UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 13D
Under the Securities Exchange Act of 1934

TELEFÓNICA, S.A.
(Name of Issuer)

ORDINARY SHARES
€ 1.0 NOMINAL VALUE
(Title of Class of Securities)

879382
(Cusip Number)

RAMOND SURGUY
Authorized Representative of Banco
Bilbao Vizcaya Argentaria, S.A.
116 E. 55th. Street
New York, New York 10022
(212) 826-1320
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

January 28, 2000
(Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d-1(b)(3) or (4), check the following: ☐

     Check the following box if a fee is being paid with this statement: ☐

CUSIP No. 879382	SCHEDULE 13D	Page 2 of 8 Pages

1	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON Banco Bilbao Vizcaya Argentaria, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS* Not applicable. See response to Item 3 below.
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 299,963,028
	8	SHARED VOTING POWER Not applicable.
	9	SOLE DISPOSITIVE POWER 299,963,028
	10	SHARED DISPOSITIVE POWER Not applicable.
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 299,963,028
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 9.19
14	TYPE OF REPORTING PERSON* BK

*SEE INSTRUCTIONS BEFORE FILLING OUT!

SEC 1746 (9-88) 2 of 7

Item 1. Security and Issuer

     This Schedule 13D relates to the ordinary shares, 1 Euro nominal value per share (the “Shares”) of Telefónica, S.A., a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain (the “Issuer”). The principal executive offices of the Issuer are located at 3Gran Vía 28, 28013 Madrid, Spain.

Item 2. Identity and Background

     This Schedule 13D is filed by Banco Bilbao Vizcaya Argentaria, S.A., a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain (“BBVA”, f/k/a Banco Bilbao Vizcaya, S.A. (“Banco Bilbao Vizcaya”)).

     The address of the registered office of BBVA is Plaza de San Nicolás 4, 48005 Bilbao, Spain. The principal executive offices of BBVA are Paseo de la Castellana 81, Madrid, Spain and Gran Via 1, Bilbao, Spain. The name, business address, present principal occupation or employment, and citizenship of each director and executive officer of BBVA is set forth on Schedule A attached hereto.

     On January 28, 2000, pursuant to a statutory merger under Spanish law, Argentaria Caja Postal y Banco Hipotecario, S.A. (“Argentaria”) was merged with and into Banco Bilbao Vizcaya upon the registration of such merger in the Mercantile Registry of Vizcaya, Spain (the “Merger”). Pursuant to Spanish law, as a result of the Merger, all assets and liabilities of Argentaria were transferred to Banco Bilbao Vizcaya. Additionally, as a result of the Merger, Banco Bilbao Vizcaya changed its name to Banco Bilbao Vizcaya Argentaria, S.A.

     BBVA, which resulted from the merger of two of Spain’s leading financial institutions, provides a wide range of banking, financial and related activities in Spain and around the world in countries where it has offices or subsidiaries. BBVA’s primary lines of business include deposit-taking, lending, trade finance, securities underwriting, and brokerage and related financial services. Financial services offered by BBVA’s consolidated subsidiaries include lease and specialized financing, factoring, securities trading, securities brokerage, mortgage and consumer financing, venture capital and real estate development and management.

     During the last five years, none of BBVA, Banco Bilbao Vizcaya, Argentaria, or any person controlling any of them, and to the best of BBVA’s knowledge, no person listed on Schedule A attached hereto, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3. Source and Amount of Funds or Other Consideration

     As a result of the Merger, BBVA acquired the Shares held by Argentaria. See response to Item 2 above and Item 5(a) below.

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Item 4. Purpose of Transaction

     BBVA acquired the Shares held by Argentaria as a result of the Merger. See response to Item 2 above and Item 5(a) below. None of BBVA, any person controlling BBVA, or to the best of BBVA’s knowledge, any of the persons named in Schedule A attached hereto has any plan or proposals which relate to or would result in any of the transactions described in subparagraphs (a) through (j) of Item 4 of Schedule 13D.

     Notwithstanding the foregoing, BBVA, acting directly or through its subsidiaries, may in the future determine to acquire additional Shares of the Issuer or to dispose of Shares of the Issuer in the ordinary course of its business.

Item 5. Interest in Securities of the Issuer.

(a)	Prior to the Merger, Banco Bilbao Vizcaya beneficially-owned approximately135,550,217 Shares and Argentaria beneficially-owned 164,412,811 Shares, representing approximately 4.15% and 5.04%, respectively, of the outstanding Shares of the Issuer. Consequently, upon effectiveness of the Merger, BBVA beneficially owned approximately 299,963,028 Shares, representing approximately 9.19% of the outstanding Shares of the Issuer.

Except as set forth in this Item 5(a), none of BBVA or any other person controlling BBVA beneficially owns any Shares.

(b)	BBVA may be deemed to have the power to vote and to dispose of approximately 299,963,028 Shares.

(c)	During the past sixty days, BBVA, Banco Bilbao Vizcaya and Argentaria purchased an aggregate of 16,777,124 Shares of the Issuer in the open market in the ordinary course of their trading activities. The total purchase price for these Shares was approximately $386,119 calculated based on the noon buying rate for the Euro on February 4, 2000.

(d)	Not applicable.

(e)	Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     On May 5, 1995, Argentaria, Banco Bilbao Vizcaya and Caja de Ahorros y Pensiones de Barcelona entered into an agreement to vote as a block at the Issuer’s shareholders’ meetings. The agreement was for an initial term of five years automatically extendable for successive one-year periods unless one of the parties provided notice to the other parties six months prior to the expiration of the term of the agreement or any extension, as the case may be. Following the Merger, this Agreement remains in effect.

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     Except as set forth in this Item 6, none of the persons named in Item 2 and, to the best of BBVA’s knowledge, none of the persons named in Schedule A hereto has any contracts, arrangements, understandings or relationships (legal or otherwise) with any persons with respect to any securities of the Issuer, including, but not limited to, transfers or voting of any securities, finder’s fees, joint ventures, loan or option arrangements, put or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

Item 7. Material to Be Filed as Exhibits.

Exhibit 1: Joint Filing Agreement.

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SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: February 7, 2000
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/S/ Raymond Surguy

	Name:	Raymond Surguy
	Title:	Authorized Representative
Banco Bilbao Vizcaya Argentaria, S.A.

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Schedule A

DIRECTORS AND EXECUTIVE OFFICERS OF
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

     The name and present principal occupation or employment of each of the directors and executive officers of Banco Bilbao Vizcaya Argentaria, S.A. are set forth below. All of the Directors and Executive Officers are citizens of Spain. The registered business address of each of the persons listed below is Plaza de San Nicolas 4, 48005 Bilbao, Spain.

Directors

Name	Principal Occupation

Emilio de Ybarra y Churruca	President
Francisco González Rodriguéz	President
Pedro Luis Uriarte Santamarina	Vice President
Gervasio Collar Zabaleta	Vice President
José Domingo Ampuero	Vice President
Jesús María Cainzos Fernández	Director
Eduardo Aguirre y Alonso Allende	Director
Juan Carlos Álvarez Mezquiriz	Director
Plácido Arango Arias	Director
Francisco Javier Aresti y Victoria de Lecea	Director
Ramón Bustamante y de la Mora	Director
José Caparrós Pérez	Director
Alfonso Cortina	Director
Juan Entrecanales Azcarate	Director
Oscar Fanjul Martín	Director
Ignacio Ferrero Jordi	Director
Javier Gálvez Montes	Director
Ramón de Icaca Zabálburu	Director
Luis Lezama Leguizamon	Director
José Llado Fernández Urrutia	Director
José Maldonado Ramos	Secretary
Gregorio Marañón y Bertrán de Lis	Director
Enrique Medina Fernández	Director
Ricardo Muguruza Garteiz	Director
Antonio Patrón Pedrera	Director
Alejandro Royo-Villanova Payá	Director
José María San Martín Espinós	Director

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José Angel Sanchez Asiaín	Director
Jaume Tomás Sabaté	Director
Juan Urrutia Elejalde	Director
Andres Vilariño Maura	Director
Fernando de Ybarra Lopez-Dóriga	Director
Luis María de Ybarra y Zubiria	Director

Executive Officers (who are not directors)

Name	Principal Occupation

José María Abril Pérez	General Manager
Luis Bastida Ibarguen	General Manager
José Luis Carranza Ortiz	General Manager
Javier Echenique Landiribar	General Manager
Mario Fernández Pelaz	General Manager
José Antonio Fernández Rivero	General Manager
José Fonollosa García	General Manager
José Igancio Goirigolzarri Tellaeche	General Manager
José Ramón Guerediaga Mendiola	General Manager
Manuel Méndez del Río	General Manager
Federico Outón del Moral	General Manager
Gonzalo Terreros Ceballos	General Manager
Gregorio Villalabeitia Galarraga	General Manager

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